Exhibit 4

No.

FIFTH DISTRICT BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

Shares

CUSIP: ____________

SEE REVERSE SIDE FOR
CERTAIN DEFINITIONS
AND RESTRICTIONS

THIS CERTIFIES that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

The shares evidenced by this certificate are transferable only on the books of First District Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The interest in First District Bancorp, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Articles of Incorporation and Bylaws of First District Bancorp, Inc.

THE CAPITAL STOCK EVIDENCED BY THIS CERTIFICATE IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

IN WITNESS WHEREOF, First District Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

Dated:

By: ______________________________
BRANDI S. ROE
CORPORATE SECRETARY

[SEAL]

By: ______________________________
BRIAN W. NORTH
PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of First District Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding shares of common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Articles of Incorporation shall be made, unless such is first approved by the Board of Directors of the Company and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of up to 80% of the shares entitled to vote.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-	Custodian

(Cust)	(Minor)

TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	- as joint tenants with right
	of survivorship and not as	(State)
tenants in common

Additional abbreviations may also be used though not in the above list

For value received, _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

____________________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, ______________________

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS, AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.